Exhibit 10.23

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7th FLOOR SUB-SUBLEASE

ONE MARKET PLAZA, STEUART STREET TOWER, SAN FRANCISCO, CALIFORNlA

THIS SUB-SUBLEASE (this “Sub-Sublease”) is dated for reference purposes as of the 29th day of September, 2009, and is made by and between SEDGWICK, DETERT, MORAN & ARNOLD LLP, a California limited liability partnership (“Sub-Sublandlord”) and RPX CORPORATION, a California corporation (“Sub-Subtenant”). Sub-Sublandlord and Sub-Subtenant hereby agree as follows:

I. Recitals: This Sub-Sublease is made with reference to the following: (A) PPF PARAMOUNT ONE MARKET PLAZA OWNER, L.P., a Delaware limited partnership (successor-in-interest to CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership, and successor-in-interest to EOP-ONE MARKET, L.L.C) as Landlord (“Master Landlord”) and CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP, a New York limited liability partnership, as Tenant (“Master Tenant”), are parties to that certain Office Lease Agreement and Addendum thereto dated July 25, 2002, as amended by that certain First Amendment (the “First Amendment”) dated December 31, 2002 and as amended by that certain Second Amendment (the “Second Amendment”) dated August 13, 2004 (as amended, the “Master Lease”) with respect to those certain premises consisting of approximately 47,158 rentable square feet described therein (“Master Premises”) located at One Market, San Francisco, California, and more particularly consisting of approximately 32,754 rentable square feet described as Suite No. 600 on the 6th Floor of the Steuart Tower (“6th Floor Premises”), approximately 12,991 rentable square feet described as Suite No. 700 on the 7th Floor of the Steuart Tower (“7th Floor Premises”), and the kitchen space located on the 7th Floor of the Steuart Tower consisting of approximately 1,413 retable square feet described as Suite No. 700A on the 7th Floor of the Steuart Tower (“Suite 700A Space”), all in the “Building” described in the Master Lease; and (B) Master Tenant, as Sublandlord, and Sub-Sublandlord, as subtenant, are parties to that certain Sublease dated August 13, 2004 (“Master Sublease”) with respect to the Master Premises (the “Master Sublease Premises”). A copy of Master Sublease (including as an exhibit thereto a copy of the Master Lease, each redacted to eliminate certain economic provisions that are not relevant to this Sub-Sublease) is attached hereto as Exhibit A. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Sublease.

2. Sub-Sublease Premises: Limited Right to Use Suite No. 700A: Furniture Fixtures and Equipment: Subject to the terms and conditions of this Sub-Sublease:

A. Sub-Sublease Premises: Limited Right and License to Use Suite No. 700A.

(i) Sub-Sublease Premises. Sub-Sublandlord hereby sub-subleases to Sub-Subtenant, and Sub-Subtenant hereby sub-subleases from Sub-Sublandlord, that certain portion of the Master Sublease Premises consisting of approximately 12,991 rentable square feet (i.e., the 7th Floor premises) as more particularly shown on the Floor Plan of the Sub-Sublease Premises attached hereto as Exhibit B and made a part hereof (the “Sub-Sublease Premises”), and commonly described as Suite No. 700 on the 7th Floor of the Steuart Tower, in the Building.

(ii) Limited Right and, License to Use Suite No. 700A. During the Term of this Sub-Sublease, Sub-Sublandlord shall grant Sub-Subtenant a limited right and license to use Suite No. 700A subject to reasonable rules and regulations promulgated by Sub-Sublandlord and further subject to

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provisions of the Master Lease and the Master Sublease. The limited right and license to use Suite No. 700A shall not constitute a sub-sublease of Suite No. 700A by Sub-Sublandlord to Sub-Subtenant, however, said limited right and license shall remain in effect during the Term of this Sub-Sublease.

B. Right and License to Use Furniture and Fixtures and Equipment. During the Term of this Sub-Sublease, Sub-Sublandlord grants to Sub-Subtenant the right and license to use Subtenant’s furniture and fixtures, and equipment (together, “Sub-Sublandlord’s FF&E”) located in the Sub-Sublease Premises, all as defined in Exhibit C attached hereto. At expiration of the Term of this Sub-Subleased, Sub-Subtenant agrees to and shall return Sub-Sublandloard’s FF&E to Sub-Sublandlord in the same condition in which Sub-Sublandlord’s FF&E was delivered to Sub-Subtenant, reasonable wear and tear and casualty excluded.

3. Term:

A. Term. The term (the “Term”) of this “Sub-Sublease shall be for the period commencing on December 1, 2009 (the “Commencement Date”), and ending on April 28, 2013, unless this Sub-Sublease is sooner terminated pursuant to its terms or the early termination of the Master Sublease (the “Termination Date”). Notwithstanding the foregoing, if Sub-Sublandlord elected not to extend the term of the Master Sublease beyond April 30, 2013 and if Sub-Subtenant and Master Landlord executed and delivered to one another a direct lease pursuant to which Master Landlord agreed to and did lease the Sub-Sublease Premises directly to Sub-Subtenant for the period commencing May 1, 2013, then in said event the Termination Date shall be exetended to April 30, 2013.

B. Option to Extend Right of First Opportunity.

(i) Sub-Sublandlord Extends term of Master Sublease. If pursuant to the Master Sublease, Sub-Sublandlord has the right to, and timely elects to, extend the term of the Master Sublease (as extended, the “Extended Term”), then not less than hundred eighty (180) calendar days prior to commencement of the Extended Term, Sub-Sublandlord agrees to and shall deliver to Sub-Subtenant written notice (“Notice of Extension of Master Sublease”) notifying Sub-Subtenant that Sub-Sublandlord has extended the Term of the Master Sublease for the Extended Term. The Notice of Extension shall also advise Sub-Subtenant of one of the following:

a. That Sub-Sublandlord does not intend to occupy the Sub-Sublease Premises during the Extended Term, in which event Sub-Subtenant shall have a one-time option to extend the term of this Sub-Sublease (“Option to Extend”) for a period equal to the Extended Term less five (5) calendar days (“Sub-Sublease Extended Term”). Sub-Subtenant shall exercise its Option to Extend, if at all, by delivery of unequivocal written notice thereof (“Notice of Exercise of Option to Extend”) to Sub-Sublandlord not later than sixty (60) calendar days following Sub-Subtenant’s receipt of the Notice of Extension of Master Sublease (the “Option Exercise Period”) from Sub-Sublandlord. If Sub-Subtenant for any reason fails to timely exercise its Option to Extend, then said Option to Extend shall for all purposes terminate, expire and have no further force or effect. If Sub-Subtenant timely exercises its Option to Extend, then Sub-Subtenant agrees to and shall sub-sublease the Sub-Sublease Premises from Sub-Sublandlord for the Sub-Sublease Extended Term, and Sub-Sublandlord agrees to and shall sub-sublease the Sub-Sublease Premises to Sub-Subtenant for the Sub-Sublease Extended Term, on the same terms and conditions set forth in this Sub-Sublease, with the following exception: the monthly Base Rent payable by Sub-Subtenant to Sub-Sublandlord a commencement of the Sub-Sublease Extended Term shall be calculated by multiplying 12,991 rentable square feet in the Sub-Sublease Premises by the sum of New Monthly Base Rental Rate plus New Monthly Amortized Costs. For purposes of this Paragraph 3 B(i)a, the phrase “New Monthly Base Rental Rate” means that amount which is equal to the Base Rent per month charged by Master Tenant to Sub-Sublandlord under the Master Sublease for the

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Master Sublease Premises during the Extended Term, divided by the number of rentable square feet in the Master Sublease Premises (which New Monthly Base Rental Rate may increase during the Extended Term if the Base Rent paid by Sub-Subtenant to Master Tenant increases during the Extended Term); and the phrase “New Monthly Amortized Costs” means the sum of all costs and expenses paid or incurred by Sub-Sublandlord to extend the Term of the Master Sublease (including but not limited to brokers commissions, tenant improvement costs, legal costs, accounting costs and any other costs and expenses paid or incurred to extend the Term of the Master Sublease but only as the same are applicable to the Sub-Sublease Premises) divided by the number of months in the Extended Term divided by the number of rentable square feet in the Master Sublease Premises.1 Notwithstanding the foregoing:

(1) If prior to the date Sub-Sublandlord is required to deliver a Notice of Extension of Master Sublease to Sub-Subtenant, Sub-Subtenant has commited three (3) or more breaches or events of default under this Sub-Sublease (regardless of whether the same are subsequently cured), then the Option to Extend shall automatically and without further agreement terminate, expire and have no further force or effect;

(2) If between the date Sub-Sublandlord delivers a Notice of Extension of Master Sublease to Sub-Subtenant and commencement of the Sub-Sublease Extension Period, Sub-Subtenant commits a breach or event of default of this Sub-Sublease which remains uncured after expiration of all applicable cure periods, then the Option to Extend shall terminate, expire and have no further force or effect, and if Sub-Subtenant had previously exercised the Option to Extend, said prior exercise of the Option to Extend shall retroactively be deemed null, void and of no force or effect;

or

b. That Sub-Sublandlord does intend to occupy the Sub-Sublease Premises during the Extended Term, in which event Sub-Subtenant shall not have the right or option to extend the Term of this Sub-Sublease and the Term hereof shall terminate and expire on the scheduled Termination Date.

(ii) Right of First Opportunity.

a. If during the Term of this Sub-Sublease, Sub-Sublandlord elects to sub-sublease portions of the Master Sublease Premises other than the Sub-Sublease Premises (“Proposed Sub-Sublease Space”) to third parties or entities, then prior to accepting an offer to sub-sublease the Proposed Sub-Sublease Space to a third party or entity, Sub-Sublandlord agrees to and shall deliver to Sub-Subtenant written notice thereof (“Notice of Intent to Sub-Sublease”) notifying Sub-Subtenant that Sub-Sublandlord intends to sub-sublease the Proposed Sub-Sublease Space. The Notice of Intent to Sub-Sublease shall describe the location and rentable square footage of the Proposed Sub-Sublease Space, the term of the Proposed Sub-Sublease Space, the monthly Base Rent (which shall be at the then fair-market rental rate per rentable square foot as reasonably determined by Sub-Sublandlord) and Additional Rent for the Proposed Sub-Sublease Space, and any other terms or conditions that Sub-

[1]

By way of example and not of limitation, assume that the Master Sublease Premises consist of 47,158 rentable square feet; that at commencement of the Extended Term, Sub-Sublandlord must pay Master Tenant $150,000 per month for monthly Base Rent for the Master Sublease Premises; that the Extended Term consists of 60 months; and that Sub-Sublandlord incurs $100,000 in the fees and costs referenced above to extend the Term of the Master Sublease. New Monthly Base Rental Rate = $150,000 month divided by 47,158 = $3.18 per month; New Monthly Amortized Costs = $100,000 divided by 60 divided by 47,158 per month = $0.35 per month. $3.18 + $0.35 = $3.53 per month. Monthly Base Rent at commencement of the Sub-Subleased Extended Term = $45,858.23 per month (12,991× $3.53), subject to increases if the monthly Base Rent paid by Sub-Sublandlord to Master Tenant increases during the Extended Term.

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Sublandlord deems material to sub-subleasing of the Proposed Sub-Sublease Space. On receipt of a Notice of Intent to Sub-Sublease, Sub-Subtenant shall have a one-time right of first opportunity (“Right of First Opportunity”) to sub-sublease the Proposed Sub-Sublease Space on the terms and conditions set forth in this Sub-Sublease, modified to include the terms (including but not limited to monthly Base Rent for the Proposed Sub-Sublease, modified to include the terms (including but not limited to monthly Base Rent for the Proposed Sub-Sublease Space) set forth in the Notice of Intent to Sub-Sublease. Sub-Subtenant shall exercise its Right of First Opportunity, if at all, by delivery of unequivocal written notice thereof (“Notice of Exercise”) to Sub-Sublandlord not later than thirty (30) calendar days following Sub-Subtenant’s receipt of the Notice of Intent to Sub-Sublease (the “ROFO Exercise Period”) from Sub-Sublandlord. If Sub-Subtenant for any reason fails to timely exercise its Right of First Opportunity as to the Proposed Sub-Sublease Space identified in the Notice of Intent to Sub-Sublease, then said Right of First Opportunity as to the Proposed Sub-Sublease Space identified in the Notice of Intent to Sub-Sublease shall for all purposes terminate, expire and have no further force or effect. If Sub-Subtenant timely exercises its Right of First Opportunity as to the Proposed Sub-Sublease Space identified in the Notice of Intent to Sub-Sublease, then Sub-Subtenant agrees to and shall sub-sublease the Proposed Sub-Sublease Space from Sub-Sublandlord, and Sub-Sublandlord agrees to and shall sub-sublease the Proposed Sub-Sublease Space to Sub-Subtenant, on the same terms and conditions set forth in this Sub-Sublease, with the following exceptions: not less than least thirty (30) calendar days prior to commencement of the term for the Proposed Sub-Sublease Space, Sub-Sublandlord and Sub-Subtenant shall execute and deliver to one another an amendment to this Sub-Sublease, adding the Proposed Sub-Sublease Space to the Sub-Sublease Premises, increasing the monthly Base Rent for the entire Sub-Sublease Premises by the amount of monthly Base Rent attributable to the Proposed Sub-Sublease Space, increasing Sub-Subtenant’s pro-rata share of Expenses, Taxes and Additional Rent payable by Sub-Subtenant to account for the increase in the rentable square footage of the Sub-Sublease Premises.

b. If Sub-Subtenant disagrees with Sub-Sublandlord’s determination of the monthly Base Rent for the Proposed Sub-Sublease Premises that is set forth in the Notice of Intent to Sub-Sublease, then said disagreement shall be resolved as follows:

(1) Within ten (10) calendar days following receipt of the Notice of Intent to Sub-Sublease, Sub-Subtenant shall deliver written notice to Sub-Sublandlord stating that Sub-Subtenant disagrees with Sub-Sublandlord’s determination of monthly Base Rent, and setting forth Sub-Subtenant’s determination of what it believes to be the then monthly fair market rental rate per rentable square foot for the Proposed Sub-Sublease Space and the resulting monthly Base Rent.

(2) Within ten (10) calendar days following receipt of the Sub-Subtenant’s written notice of disagreement, Sub-Sublandlord shall deliver written notice to Sub-Subtenant stating whether or not it accepts Sub-Subtenant’s statement of the then fair market monthly rental rate per rentable square foot for the Proposed Sub-Sublease Space and the resulting monthly Base Rent.

(3) If Sub-Sublandlord agrees with Sub-Subtenant, then the matter shall be final and binding, but if Sub-Sublandlord disagrees with Sub-Subtenant, then within ten (10) calendar days after Sub-Sublandlord delivered its notice of disagreement to Sub-Subtenant, both parties shall (a) retain the services of a Qualified Appraiser, and (b) deliver written notice to the other party stating the name, address and other contact information of its Qualified Appraiser. For purposes of this subparagraph, the phrase “Qualified Appraiser” means a person who is a member in good standing of the Appraisal Institute, who has not performed services of any kind for the party retaining him/her during the immediately preceding five (5) year period, who has during the immediately preceding ten (10) year period specialized in establishing the fair market rental rates for office space, on a sub-sublease basis, similar to the Proposed Sub-Sublease Space, in buildings similar to the Building, with tenant improvements and furniture, fixtures and equipment similar to those in the Proposed Sub-Sublease Space,

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with views similar to those in the Proposed Sub-Sublease Space, in San Francisco’s Financial District. If, however, a party for any reason fails to timely notify the other party of its Qualified Appraiser, then the Qualified Appraiser selected by the party who timely notified the other party shall determine the monthly fair market rental rate for the Proposed Sub-Sublease Space, and said determination shall be final and binding on both parties.

(4) Within ten (10) calendar days of their appointment, the two (2) Qualified Appraisers shall meet, and within ten (10) calendar days after said first meeting (the “Determination Date”) said Qualified Appraisers shall in good faith attempt to agree on the monthly fair market rental rate for the Proposed Sub-Sublease Space.

(5) If the two (2) Qualified Appraisers do agree on the monthly fair market rental rate for the Proposed Sub-Sublease Space, then by the Determination Date they shall notify Sub-Sublandlord and Sub-Subtenant of the agreed monthly fair market rental rate for the Proposed Sub-Sublease Space and the same shall be final and binding on Sub-Sublandlord and Sub-Subtenant. If, however, by the Determination Date, said two (2) Qualified Appraisers cannot agree, they shall notify Sub-Sublandlord and Sub-Subtenant of the same in writing and with in ten (10) calendar days of the Determination Date the two Qualified Appraiser shall jointly select a third independent appraiser (who must also qualify as a Qualified Appraiser). Within ten (10) calendar days of appointment, the third Qualified Appraiser shall select the determination of one of the two (2) initial Qualified Appraisers that most closely resembles his/her determination of the monthly fair market rental rate for the Proposed Sub-Sublease Space, and the determination selected by the third Qualified Appraiser shall be final and binding on Sub-Sublandlord and Sub-Subtenant. The third Qualified Appraiser shall not have the right to amend, modify or change the determinations of the two (2) initial Qualified Appraisers. If the two (2) Qualified Appraisers are not able to timely agree on a third (3rd) Qualified Appraiser, then Sub-Sublandlord and Sub-Subtenant shall each have the right, acting together or independently, to apply to the Presiding Judge of the San Francisco County Superior Court for appointment of a third (3rd) Qualified Appraiser, which appointment may not be appealed by either Sub-Sublandlord or Sub-Subtenant.

(6) Sub-Sublandlord shall pay the costs and expenses of the Qualified Appraiser it selected; Sub-Subtenant shall pay the costs and expenses of the Qualified Appraiser it selected; and Sub-Sublandlord and Sub-Subtenant shall each pay one-half (50%) of the costs and expenses of the third (3rd) Qualified Appraiser and, if necessary, fees and costs incurred to apply to the Presiding Judge of the San Francisco County Superior court for appointment of the third (3rd) Qualified Appraiser.

c. Notwithstanding the foregoing:

(1) If prior to the date Sub-Sublandlord is required to deliver a Notice of Intent to Sub-Sublease to Sub-Subtenant, Sub-Subtenant has commited three (3) or more breaches or events of default under this Sub-Sublease (regardless of whether the same are subsequently cured), then the Right of First Opportunity shall automatically and without further agreement terminate, expire and have no further force or effect;

(2) If between the date Sub-Sublandlord delivers a Notice of Intent to Sub-Sublease to Sub-Subtenant and commencement of the term for the Proposed Sub-Sublease Space, Sub-Subtenant commits a breach or event of default of this Sub-Sublease which remains uncured after expiration of all applicable cure periods, then the Right of First Opportunity shall terminate, expire and have no further force or effect, and if Sub-Subtenant had previously exercised the Right of First Opportunity, said Prior exercise of the Right of First Opportunity shall retroactively be deemed null, void and of no force or effect;

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(iii) No Other Rights. Except as set forth above, and notwithstanding anything to the contrary in the Master Lease, the Master Sublease or this Sub-Sublease, Sub-Subtenant shall not have any options to extend or renew the Term of this Sub-Sublease, any options to expand the Sub-Sublease Premises, or any rights of first refusal or rights of first opportunity.

C. Early Possession. On condition that Sub-Subtenant has obtained all policies of insurance required by Paragraph 18 of the Sub-Sublease and has delivered to Sub-Sublandlord one or more certificates of insurance evidencing that the same is in force and effect, then starting on the date which is fourteen (14) calendar days prior to the Commencement Date, Sub-Subtenant shall have the right to obtain early access to the Sub-Sublease Premises for the purpose of moving furniture, fixtures and equipment and other similar pre-move functions. Sub-Subtenant shall have the right to move into the Sub-Sublease Premises and commence doing business therein at any time on or after the Commencement Date. Any early occupancy or possession of the Sub-Sublease Premises by Sub-Subtenant prior to the Commencement Date shall be subject to all of the terms and conditions of this Sub-Sublease, except for the obligation to pay Rent. No such early occupancy or possession shall advance the Termination Date of this Sub-Sublease. If this Sub-Sublease is terminated for any reason prior to the Commencement Date, Sub-Subtenant shall immediately vacate the Sub-Sublease Premises and shall, at Sub-Subtenant’s sole cost and expense, restore the Sub-Sublease Premises to their condition existing as of the date Sub-Subtenant first had access thereto.

4. Rent:

A. Base Rent. Commencing on the Commencement Date and continuing each month throughout the Term of this Sub-Sublease, Sub-Subtenant shall pay to Sub-Sublandlord as base rent (“Base Rent”) for the Sub-Sublease Premises, and for Sub-Sublandlord’s FF&E, monthly installments, as follows:

Period	Base Rent per Month
12/01/09 – 4/28/13	$33,560.08

Base Rent and Additional Rent, as defined in Paragraph 4.B below (collectively, hereinafter “Rent”) shall be paid in advance on or before the first (1st) day of each month. Rent for any period during the Term hereof which is for less than one (1) full month of the Term shall be a pro rata portion of the monthly installment then due and payable based on a thirty (30) day month. Except as otherwise expressly provided in this Sub-Sublease, Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sub-Sublandlord via wire transfer of immediately available federal funds to Sub-Sublandlord’s bank pursuant to written wire transfer instructions to be delivered by Sub-Sublandlord to Sub-Subtenant; or by such other means or to such other address as may be designated in writing by Sub-Sublandlord.

B. Abated Rent. Notwithstanding the foregoing, Sub-Sublandlord agrees that Base Rent for the month of December, 2009 shall be abated (“Abated Rent”).

C. Additional Rent. All monies other than Base Rent required to be paid by Sub-Subtenant under this Sub-Sublease shall be deemed additional rent (“Additional Rent”). Additional Rent shall include, without limitation, all amounts payable by Sub-Sublandlord under the Master Sublease with respect to or reasonably allocated to the Sub-Sublease Premises except to the extent otherwise specifically

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provided herein. Sub-Subtenant acknowledges that Sub-Sublandlord is required to pay Additional Rent under the Master Sublease in respect of “Expenses” and “Taxes” and estimated payments thereof and adjustments thereto under Paragraph 4.B of the Master Sublease. Sub-Subtenant and Sub-Sublandlord agree, as a material part of the consideration given by Sub-Subtenant to Sub-Sublandlord for this Sub-Sublease, that, in addition to all other Additional Rent set forth in this Sub-Sublease, Sub-Subtenant shall pay to Sub-Sublandlord Sub-Subtenant’s pro rata share of (1) all increases over the Base Year in Expenses and Taxes of every kind and nature arising in connection with the Sub-Sublease Premises, and (2) to the extent not included in the immediately preceding subparagraph, all increases in expenses and taxes of every kind and nature paid or incurred by Sub-Sublandlord arising in connection with the Sub-Subleased Premises (hereinafter “Sub-Sublandlord Other Expenses”), such that Sub-Sublandlord shall receive, as net consideration for this Sub-Sublease, full reimbursement thereof with respect to the Sub-Sublease Premises. Provided, however, for purposes of this Sub-Sublease, Expenses and Sub-Sublandlord Other Expenses shall not include any premiums for Business Interruption Insurance, any charge for Earthquake Insurance deductible should an earthquake event occur, or any premium for an Earthquake Sprinkler Endorsement. With respect to all such Expenses, Taxes and Sub-Sublandlord Other Expenses, (i) the “Base Year” shall be 2010 and Sub-Subtenant shall only be responsible for its pro rata share of all increases in Expenses, Taxes and Sub-Sublandlord Other Expenses over the Base Year, and (ii) such amounts (including estimated payments thereof and adjustments thereto) shall be payable by Sub-Subtenant no later than the later to occur of (a) two (2) days before the dates the same are due under the Master Sublease or (ii) ten (10) business days after Sub-Sublandlord delivers to Sub-Subtenant a copy of all invoices received by Sub-Sublandlord or Master Tenant for costs and expenses in respect of Expenses, Taxes and Sub-Sublandlord Other Expenses either owing to Master Landlord and/or Master Tenant or paid or incurred by Sub-Sublandlord. If payments are made by estimate, then within thirty (30) calendar days from the date that Sub-Sublandlord receives from Master Landlord a reconciliation of actual increases in Expenses, Taxes and Sub-Sublandlord Other Expenses for the previous year with estimated cost increase payments which are attributable to the Master Sublease Premises and/or the Sub-Sublease Premises, Sub-Sublandlord shall deliver to Sub-Subtenant a reconciliation of actual increases in Expenses, Taxes Sub-Sublandlord Other Expenses over the Base Year with estimated cost increase payments made or incurred by Sub-Subtenant which are attributable to the Sub-Sublease Premises. If Sub-Subtenant overpaid Expenses, Taxes and/or Sub-Sublandlord Other Expenses for the previous year, then Sub-Sublandlord shall refund the overpayment to Sub-Subtenant within thirty (30) calendar days of the date Sub-Sublandlord delivered the reconciliation for the Sub-Sublease Premises to Sub-Subtenant. If, however, Sub-Subtenant underpaid Expenses, Taxes and/or Sub-Sublandlord Other Expenses for the previous year, then Sub-Subtenant shall pay the amount of the underpayment to Sub-Sublandlord within thirty (30) calendar days of the date Sub-Sublandlord delivered the reconciliation for the Sub-Sublease Premises to Sub-Subtenant. Sub-Subtenant’s pro rata share shall mean that amount, expressed as a percentage, equal to the number of rentable square feet included in the Sub-Sublease Premises divided by the number of rentable square feet in the Master Sublease Premises (currently 0.89%). Notwithstanding the foregoing, in the event any cost or expenses is incurred by Sub-Sublandlord as a result of the request of Sub-Subtenant for certain services (such as extra hours’ charges, etc.), Sub-Subtenant shall pay the entire cost thereof directly to Master Landlord as a condition of receiving such sevices, and such charges shall not be pro rated between Sub-Sublandlord and Sub-Subtenant. Similarly, in the event any cost or expense is incurred by Sub-Sublandlord as a result of the request of Sub-Sulandlord or any occupant of any portion of the Master Sublease Premises other than Sub-Subtenant for certain services for the sole benefit of Sub-Sublandlord or such occupant of any portion of the Master Sublease Premises other than Sub-Subtenant, Sub-Subtenant shall have no liability for the entire cost thereof, and such charges shall not be prorated between Sub-Sublandlord and Sub-Subtenant. However, as a convenience, Sub-Sublandlord will request that Master Landlord bill Sub-Subtenant directly for any and all costs or expenses incurred as a result of Sub-Subtenant’s request for such services, or any portion thereof, in which event Sub-Subtenant shall pay for the services so billed upon written demand, provided that such billing shall not relieve Sub-Sublandlord from its primary obligation to pay for such services. The obligations of Sub-

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Sublandlord and Sub-Subtenant to one another set forth in this Paragraph 5 shall survive the expiration or termination of the Term of the Sub-Sublease.

5. Letter of Credit: As a condition to Subtenant taking possession of the Sub-Sublease Premises, Sub-Subtenant shall deposit with Sub-Sublandlord, as security for the faithful performance by Sub-Subtenant of all of the terms, covenants and conditions of this Sub-Sublease to be kept and performed by Sub-Subtenant during the Term hereof, an unconditional, irrevocable standby letter of credit issued by a commercial bank (the “Issuing Bank”) and in a form reasonably acceptable to Sub-Sublandlord, providing for payment in whole or in part at a location in the San Francisco metropolitan area against presentation of Sub-Sublandlord’s drafts at sight without conditions in an amount equal to $150,000.00 (the “Letter of Credit”). Provided, however, the face amount of the Letter of Credit shall automatically be reduced (the “Reduction Process”) by $37,500 on each of December 1, 2010, December 1, 2011 and December 1, 2012 (each of said dates to be referred to herein as a “Reduction Date”) but only so long as Sub-Subtenant has not and does not commit a Letter of Credit Default (defined below) as of any such Reduction Date. If Sub-Subtenant has or does commit a Letter of Credit Default, then the Reduction Process shall terminate upon written notice thereof by Sub-Sublandlord to the Issuing Bank, in which event the face amount of the Letter of Credit shall remain in the amount which existed on the date of the occurrence of the Letter of Credit Default. For purposes of this Paragraph 5, the phrase “Letter of Credit Default” means that one or more of the following has occurred: (i) Sub-Subtenant failed to pay any Rent on the date when due; or (ii) Sub-Subtenant committed any breach or default under this Sub-Sublease (other than the breach or default referenced in the immediately preceding subparagraph) and failed to cure said breach or default by expiration of all applicable cure periods. At no time will the face amount of the Letter of Credit be less than $37,500.00. The Letter of Credit shall be maintained in effect in the amount required hereunder, whether through replacement, renewal or extension, as provided below, or by substitution with cash in the then required face amount of the Letter of Credit. The Letter of Credit must: (i) have an expiration date that automatically extends for annual periods to a date that is no earlier than sixty (60) days after the last day of the Term hereof (after which it will expire), and (ii) be renewed annually unless the Issuing Bank provides Sub-Sublandlord and Sub-Subtenant with at least thirty (30) days notice that the Issuing Bank has elected not to extend the Letter of Credit, in which event Sub-Subtenant must submit to Sub-Sublandlord a replacement Letter of Credit or cash in the then required face amount of the Letter of Credit no later than thirty (30) days prior to the expiration date of the Letter of Credit then in effect. Failure to timely deliver a replacement Letter of Credit or cash in the then required face amount of the Letter of Credit to Sub-Sublandlord at least thirty (30) days prior to the expiration of the Letter of Credit, shall entitle Sub-Sublandlord to draw upon the Letter of Credit in full and to retain the cash proceeds thereof, as a security deposit, in accordance with this Paragraph 5.

A. Sub-Sublandlord’s Right to Draw on Letter of Credit. If Sub-Subtenant is in default under the Sub-Sublease following written notice from Sub-Sublandlord and the expiration of the applicable cure periods, Sub-Sublandlord may (but shall not be required to), draw upon all or any part of the Letter of Credit and use, apply, or retain all or any part of the cash proceeds thereof for the payment of any Rent or any other sum in default, or to compensate Sub-Sublandlord for any other loss or damage which Sub-Sublandlord may actually suffer by reason of Sub-Subtenant’s default. If Sub-Sublandlord draws upon all or any portion of the Letter of Credit for the foregoing purposes, Sub-Subtenant shall, within ten (10) business days after written demand therefore, deliver either a new Letter of Credit in the full amount required hereunder in the event Sub-Sublandlord has drawn on the full amount of the Letter of Credit, or an amendment to the existing Letter of Credit to increase the amount of the Letter of Credit to the full amount required hereunder. Sub-Subtenant’s failure to timely deliver such new Letter of Credit or amendment to the Letter of Credit within such ten (10) business day period, shall constitute an automatic material breach of this Sub-Sublease. Sub-Sublandlord shall not be required to keep any such amount separate from its general funds and Sub-Subtenant shall not be entitled to interest on such funds, but Sub-Sublandlord shall return to Sub-Subtenant any surplus funds that Sub-Sublandlord has not applied to

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cure defaults within thirty (30) days after Sub-Sublandlord’s receipt of the replacement Letter of Credit or amendment to the Letter of Credit.

B. Application of Letter of Credit. In the event of bankruptcy or other debtor-creditor proceedings against Sub-Subtenant, Sub-Sublandlord shall have the right to draw on the Letter of Credit and apply the proceeds to the payment of Rent and other charges due Sub-Sublandlord in such order of priority as Sub-Sublandlord shall determine in its sole discretion.

C. Return of Letter of Credit. So long as Sub-Subtenant is not in default at the expiration and/or termination of this Sub-Sublease, the Letter of Credit, and/or any cash proceeds thereof, shall be returned to Sub-Subtenant (or any assignee of Sub-Subtenant) not later than thirty (30) days after the expiration of the Term of this Sub-Sublease.

D. Transfer of Letter of Credit. In the event of an assignment or transfer of Sub-Sublandlord’s interest under this Sub-Sublease, Sub-Sublandlord may transfer the Letter of Credit to Sub-Sublandlord’s successor-in-interest. Sub-Sublandlord shall be liable for any transfer fee imposed by the issuer of the Letter of Credit not in excess of  1/4% of the then face value of the Letter of Credit and Sub-Subtenant shall be liable for any such transfer fee in excess of such amount and Sub-Subtenant shall execute such documents as may be reasonably necessary to permit Sub-Sublandlord to transfer the Letter of Credit to Sub-Sublandlord’s successor-in-interest and the assumption of Sub-Sublandlord’s obligations under this Sub-Sublease by any such successor-in-interest. If Sub-Subtenant fails to execute any documents reasonably necessary to transfer the Letter of Credit to Sub-Sublandlord’s successor-in-interest within ten (10) business days after Sub-Sublandlord’s written request therefore, Sub-Sublandlord may draw upon the Letter of Credit and transfer the cash proceeds thereof to Sub-Sublandloard’s successor-in-interest. Sub-Subtenant agrees that Sub-Sublandlord shall be released from liability for the return of the Letter of Credit or the cash proceeds thereof or any accounting of such proceeds upon a transfer to Sub-Sublandlord’s successor-in-interest in accordance with the foregoing procedure.

E. Sub-Subtenant’s Cooperation. Sub-Subtenant agrees to cooperate as Sub-Sublandlord may reasonably request to carry out the terms of this Paragraph 5.

6. Late Charge; Interest:

A. Late Charge. If Sub-Subtenant fails to pay Sub-Sublandlord any amount due hereunder (including but not limited to Rent) on the date when due, in addition to the amount then due, Sub-Subtenant shall pay to Sub-Sublandlord upon demand a late charge equal to five percent (5%) of the overdue amount. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sub-Sublandlord will incur in processing each delinquent payment. Notwithstanding the foregoing, Sub-Sublandlord shall not assess a late charge until after Sub-Sublandlord has given written notice of late payment to Sub-Subtenant for the first late payment in any twelve (12) month period and Sub-Subtenant has not cured said late payment within three (3) calendar days from receipt of such notice. Thereafter, Sub-Sublandlord shall have the right to assess a late charge during the following twelve (12) months without written notice to Sub-Subsubtenant.

B. Interest. If Sub-Subtenant at any time fails to pay Sub-Sublandlord any amount within ten (10) calendar days from the date when due hereunder, the Sub-Subtenant shall also pay Sub-Sublandlord interest on all amounts due and unpaid under this Sub-Sublease at the rate (the “Interest Rate”) that is the lesser of ten percent (10%) per annum or the maximum rate allowable by law from the due date thereof until paid in full. Sub-Sublandlord’s acceptance of any interest or late charge shall not waive Sub-Subtenant’s default in failing to pay the delinquent amount.

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7. Holdover: Sub-Subtenant acknowledges that it is critical that Sub-Subtenant surrender the Sub-Sublease Premises on or before the expiration or earlier termination of this Sub-Sublease in accordance with the terms of this Sub-Sublease. Accordingly, Sub-Subtenant shall indemnify, defend and hold harmless Sub-Sublandlord from and against all losses, costs, claims, liabilities and damages (including reasonable attorneys’ fees and expenses) resulting from Sub-Subtenant’s failure to surrender the Sub-Sublease Premises on or before the expiration or earlier termination of this Sub-Sublease in the condition required under the terms of this Sub-Sublease (including, without limitation, any liability or damages sustained by Sub-Sublandlord as a result of a holdover of the Master Sublease Premises by Sub-Sublandlord occasioned by the holdover of the Sub-Sublease Premises by Sub-Subtenant).

8. “AS-IS” Condition; Master Landlord’s Obligations:

A. “AS IS” Condition; Master Landlord’s Obligations: Sub-Sublandlord agrees to deliver the Sub-Sublease Premises to Sub-Subtenant in a broom clean condition. Except as provided in the preceding sentence, the parties acknowledge and agree that Sub-Subtenant is subleasing the Sub-Sublease Premises on an “AS-IS” basis and that Sub-Sublandlord has made no representations or warranties, express or implied, whatsoever with respect to the Sub-Sublease Premises, including, without limitation, any representation or warranty as to the suitability of the Sub-Sublease Premises for Sub-Subtenant’s intended use or any representation or warranty made by Master Landlord under the Master Lease or Master Tenant under the Master Sublease. Sub-Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Sub-Sublease Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as amended ). In addition, Sub-Sublandlord shall have no obligation to perform any repairs or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease). Sub-Sublandlord shall, however, request (or request Master Tenant to request) performance of the same in writing from Master Landlord promptly after being requested to do so by Sub-Subtenant and shall use Sub-Sublandlord’s reasonable efforts (not including the payment of monies not reimbursed by Sub-Subtenant, the incurring of any liabilities, or the institution of legal proceedings) to obtain (or have Master Tenant obtain) Master Landlord’s performance. In addition, if requested in writing by Sub-Subtenant, Sub-Sublandlord will commence (or request Master Tenant to request) legal proceedings that are, in Sub-Sublandlord’s reasonable judgment, necessary to compel Master Landlord’s compliance with the terms of the Master Lease, provided that (i) Sub-Subtenant pays all reasonable costs incurred by Sub-Sublandlord in connection therewith (excluding the cost of Sub-Sublandlord’s employees’ time spent in connection with such proceedings) and (ii) Sub-Subtenant shall indemnify, defend and hold harmless Sub-Sublandlord from and against all losses, costs, claims, liabilities and damages (including reasonable attorney’s fees and expenses) arising from or relating to any such proceedings or other enforcement actions against Master Landlord requested by Sub-Subtenant. Sub-Subtenant expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Sub-Sublandlord as provided in Section 1942 of such Civil Code.

9. Right to Cure Defaults: If Sub-Subtenant fails to pay any sum of money to Sub-Sublandlord or fails to perform any other act on Sub-Subtenant’s part to be performed hereunder, then Sub-Sublandlord may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all costs and expenses of performing such acts, shall be deemed Additional Rent payable by Sub-Subtenant to Sub-Sublandlord upon demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid. Similarly, if an “event of default” exists under the Master Sublease due to Sub-Sublandlord’s failure to pay or perform any obligation of Sub-Sublandlord under the Master Sublease (provided that Sub-Sublandlord’s default under the Master Sublease has not resulted from Sub-Subtenant’s default of its obligations under this Sub-Sublease), then Sub-Subtenant may, but

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shall not be obligated to, make such payment or perform such act under the Master Sublease. All such sums paid, and all costs and expenses of performing such acts, shall be payable by Sub-Sublandlord to Sub-Subtenant upon demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid, or, at its option, after thirty (30) days notice of its intention, Sub-Subtenant may deduct the same from any Rent owed by Sub-Subtenant to Sub-Sublandlord.

10. Assignment and Subletting: Sub-Subtenant may not assign any Interest in this Sub-Sublease (by operation of law or otherwise), sublet any portion of the Sub-Sublease Premises, transfer any interest of Sub-Subtenant therein or permit any use of the Sub-Sublease Premises by any other party (collectively, “Transfer”), without the prior written consent of Sub-Sublandlord, Master Tenant and Master Landlord. Sub-Sublandlord’s consent shall not be unreasonably withheld; provided, however, Sub-Sublandlord’s withholding of consent shall in all events be deemed reasonable if for any reason the consent of Master Landlord and/or Master Tenant is not obtained. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void, and, at the option of Sub-Sublandlord, shall be a material, non-curable default under this Sub-Sublease. Sub-Sublandlord’s consent to any assignment or subletting shall be ineffective unless set forth in writing duly executed by Sub-Sublandlord, and Sub-Subtenant shall not relieved from any of its obligations under this Sub-Sublease. After deduction of all reasonable and customary, third party, out-of-pocket costs, expenses and commissions paid or incurred by Sub-Subtenant with respect to a further sublease or assignment (amortized on a straight line basis annually over the term of such further sub-sublease by Sub-Subtenant) and after payment of all amounts owing to Master Landlord under the Master Lease or to Sub-Landlord pursuant to the Master Sublease, if any remaining consideration which Sub-Subtenant receives or has a right to receive (on a rentable per square foot basis over the term such further sublease by Sub-Subtenant) as a result of a Transfer exceeds the Rent and amounts payable by Sub-Subtenant to Sub-Sublandlord under this Sub-Sublease (on rentable per square foot basis over the tem of such further sublease by Sub-Subtenant), then Sub-Sublandlord shall be entitled to fifty percent (50%) of said excess amount. Sub-Subtenant shall have the assignment rights set forth in Section XX.E of the Master Lease.

11. Use:

A. Sub-Subtenant may use the Sub-Sublease Premises and Sub-Sublandlord’s FF&E for general office use and for no other purpose whatsoever.

B. Sub-Subtenant shall not use, store, keep, handle, manufacture, transport, release, discharge, emit or dispose of (collectively “Handle”) any Hazardous Materials in, on, under, about, to or from the Sub-Sublease Premises, except reasonable quantities of Hazardous Materials expressly permitted by Master Landlord for normal office use, provided that all such office supplies are Handled in strict compliance with the Master Lease and all applicable Laws. Sub-Subtenant shall indemnify, defend with counsel reasonably acceptable to Sub-Sublandlord and hold harmless Sub-Sublandlord and its agents, employees, directors, shareholders, contractors and representatives from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys’ fees consultants’ fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature arising from or relating in any manner to the use, storage, handling, manufacture, transportation, release, discharge, emission on disposal of Hazardous Materials on or about the Sub-Sublease Premises, the Building or the Project by Sub-Subtenant or its agents, employees, contractors or invitees. As used herein, “Hazardous Materials” shall mean any material or substance that is now or hereafter designated by any government authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

C. Sub-Subtenant shall comply with all reasonable rules and regulations promulgated from time to time by Master Landlord, Master Tenant and Sub-Sublandlord.

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12. Effect of Conveyance: As used in this Sub-Sublease, the term “Sub-Sublandlord” means the holder of the “Subtenant’s” interest under the Master Sublease. In the event of any assignment or transfer of the “Subtenant’s” interest under the Master Sublease and of Sub-Sublandlord’s interest in this Sub-Sublease, which assignment or transfer may occur at any time during the Term hereof in Sub-Sublandlord’s sole discretion, Sub-Sublandlord shall be entirely relieved of all covenants and obligations of Sub-Sublandlord hereunder accruing from and after the date of such assignment or transfer. In addition, Sub-Sublandlord shall be released and relieved of all covenants and obligations of Sub-Sublandlord under this Sub-Sublease accruing prior to the date of such assignment or transfer, provided that any transferee has assumed and agreed in writing to carry out all such prior covenants and obligations of Sub-Sublandlord hereunder. Sub-Sublandlord shall transfer and deliver any security of Sub-Subtenant to the transferee of Sub-Sublandlord’s interest under the Master Sublease, and thereupon Sub-Sublandlord shall be discharged from any further liability with respect thereto.

13. Delivery and Acceptance: Sub-Sublandlord shall deliver Sub-Sublandlord’s FF&E to Sub-Subtenant in its “AS-IS” condition, and the Sub-Sublease Premises in a broom-clean condition but otherwise in their “AS-IS” condition. This Sub-Sublease shall not be void or voidable, nor shall Sub-Sublandlord be liable to Sub-Subtenant for any loss or damage by reason of delays in the Commencement Date or delays in Sub-Sublandlord delivering the Sub-Sublease Premises and/or Sub-Sublandlord’s FF&E to Sub-Subtenant for any reason whatsoever, provided, however, that Rent shall abate until Sub-Sublandlord delivers possession of the Sub-Sublease Premises to Sub-Subtenant. Sub-Subtenant has fully inspected the Sub-Sublease Premises and Sub-Sublandlord’s FF&E and is satisfied with the condition thereof. By taking possession of the Sub-Sublease Premises and Sub-Sublandlord’s FF&E, Sub-Subtenant conclusively shall be deemed to have accepted the Sub-Sublease Premises and Sub-Sublandlord’s FF&E in its then existing, “AS-IS” condition, without any representation or warranty whatsoever from Sub-Sublandlord with respect thereto.

14. Sub-Subtenant Improvements: Sub-Subtenant shall not make any alterations or improvements to the Sub-Sublease Premises or to Sub-Sublandlord’s FF&E (A) without the prior written consent of Master Landlord, Master Tenant and Sub-Sublandlord and (B) except in accordance with the Master Lease and the Master Sublease. Upon Sub-Subtenant’s written request, Sub-Sublandlord shall request the consent of Master Landlord and Master Tenant to any such alterations or improvements, and, if Master Landlord and Master Tenant consent thereto, Sub-Sublandlord shall not unreasonably withhold or delay Sub-Sublandlord’s consent thereto. All costs directly or indirectly related to obtaining the consent of Master Landlord and Master Tenant shall be paid by Sub-Subtenant, as Additional Rent.

15. Release and Waiver of Subrogation: Notwithstanding anything to the contrary in this Sub-Sublease, the parties hereto release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or which would normally be covered by full replacement value “all risk” property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall cause each insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby. Sub-Sublandlord shall not be liable to Sub-Subtenant, nor shall Sub-Subtenant be entitled to terminate this Sub-Sublease or to abate Rent for any (A) failure or interruption of any utility system or service or (B) failure of Master Landlord to maintain the Sub-Sublease Premises as may be required under the Master Lease, except to the extent Sub-Sublandlord receives an abatement of Rent under the Master Sublease with respect to the Sub-Sublease Premises by reason of a service failure pursuant to Section VII.B of the Master Lease, Sub-Subtenant shall be entitled to a pro rata abatement of Rent payable hereunder.

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16. Insurance: Sub-Subtenant shall obtain and keep in full force and effect, at Sub-Subtenant’s sole cost and expense, during the Term (and, if applicable, during any period of early occupancy) all of the insurance required to be carried by the “Tenant” under the Master Lease with respect to the Sub-Sublease Premises, except that Sub-Subtenant shall not be required to carry Business Interruption Insurance or an Earthquake Sprinkler Endorsement. Sub-Subtenant shall include Sub-Sublandlord, Master Tenant and Master Landlord as additional insureds in any policy of insurance carried by Sub-Subtenant in connection with this Sub-Sublease and shall provide Sub-Sublandlord with certificates of insurance prior to taking possession of the Sub-Sublease Premises pursuant to Paragraph 3.C hereof or otherwise, and thereafter upon Sub-Sublandlord’s request. Sub-Sublandlord shall also obtain and keep in full force and effect, at Sub-Sublandlord’s sole cost and expense, during the Term all of the insurance required to be carried by the “Subtenant” under the Master Sublease with respect to the Sub-Sublease Premises, and shall name both Master Landlord and Master Tenant as additional insureds under said policies, provided that Sub-Subtenant’s insurance with respect to the Sub-Sublease Premises shall be written as primary insurance with respect to the Sub-Sublease Premises.

17. Default: Sub-Subtenant shall be in material default of its obligations under this Sub-Sublease if any of the following events occurs:

A. Sub-Subtenant fails to pay any Rent within three (3) calendar days after written notice of non-payment; or

B. Sub-Subtenant fails to perform any term, covenant or condition of this Sub-Sublease (except those set forth in Paragraph 17.A) and fails to cure such breach within ten (10) calendar days after receipt of written notice thereof from Sub-Sublandlord specifying the nature of the breach or such longer period as is reasonably necessary to cure such failure so long as (i) Sub-Subtenant commences to cure such failure within ten (10) calendar days, (ii) Sub-Subtenant diligently pursues a course of action that will cure such failure and bring Sub-Subtenant back into compliance with this Sub-Sublease, and (iii) such failure does not constitute or threaten (as reasonably determined by Sub-Sublandlord) to constitute an event of default under the Master Lease and/or the Master Sublease, as the case may be; or

C. the bankruptcy or insolvency of Sub-Subtenant, transfer by Sub-Subtenant in fraud of creditors, an assignment by Sub-Subtenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Sub-Subtenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Sub-Subtenant is discharged from the same within thirty (30) days thereafter; or

D. the appointment of a receiver for a substantial part of the assets of Sub-Subtenant, which receiver is not discharged within thirty (30) days; or

E. the levy upon this Sub-Sublease or any estate of Sub-Subtenant hereunder by any attachment or execution and the failure within thirty (30) days thereafter to have such attachment or execution vacated or such other action taken with respect thereto so as to put Sub-Sublandlord at no risk of having an unconsented transfer of this Sub-Sublease; or

F. any other act or omission of Sub-Subtenant should occur which constitutes a default under the Master Lease and/or the Master Sublease, as the case may be.

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18. Remedies: In the event of any default by Sub-Subtenant, Sub-Sublandlord shall have all remedies provided to the “Landlord” under Article XX of the Master Lease as if an “event of default” had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sub-Sublandlord may resort to its remedies cumulatively or in the alternative. Without limiting the generality of the foregoing, Sub-Sublandlord shall have the remedy described in California Civil Code Section 1951.4 (Sub-Sublandlord may continue the Sub-Sublease in effect after Sub-Subtenant’s breach and abandonment and recover rent as it becomes due, if Sub-Subtenant has the right to sublet or assign, subject only to reasonable limitations). Sub-Subtenant expressly waives any and all rights provided by law to redeem, reinstate or restore this Sub-Sublease following any termination thereof by reason of Sub-Subtenant’s default, including, without limitation, any and all rights under California Civil Code Section 3275 and California Code of Civil Procedure Sections 1174 and 1179.

19. Surrender: On or before the Termination Date or any sooner termination of this Sub-Sublease, Sub-Subtenant shall remove all of Sub-Subtenant’s trade fixtures, personal property and all alterations in the Sub-Sublease Premises made by Sub-Subtenant (including but not limited to any cabling or equipment installed by Sub-Subtenant in the Sub-Sublease Premises) which are required to be removed under the terms of this Sub-Sublease or the Master Sublease (including, without limitation, all of Sub-Subtenant’s Property and Required Removables) and shall surrender the Sub-Sublease Premises and all of Sub-Sublandlord’s FF&E to Sub-Sublandlord in good condition, order and repair, reasonable wear and tear and damage by casualty or condemnation excepted. Sub-Subtenant shall repair any damage to the Sub-Sublease Premises and/or the Sub-Sublandlord’s FF&E caused by Sub-Subtenant’s removal of same. If the Sub-Sublease Premises and/or Sub-Sublandlord’s FF&E are not so surrendered, then Sub-Subtenant shall be liable to Sub-Sublandlord for all costs incurred by Sub-Sublandlord in returning the Sub-Sublease Premises and/or Sub-Sublandlord’s FF&E to the required condition, plus interest thereon at the Interest Rate.

20. Brokers: Sub-Sublandlord and Sub-Subtenant each represent to the other that they have not retained or dealt with any real estate broker, finder, agent or salesman in connection with this transaction other than CB Richard Ellis (“CBRE”) and Jones Lang LaSalle (“JLL”). Each party hereto agrees to indemnify and hold the other party hereto harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of the indemnifying party’s actions or dealings with such agent, broker, salesman, or finder. Sub-Sublandlord shall be responsible for the payment of any brokerage commission due to JLL pursuant to a separate written agreement between Sub-Sublandlord and JLL by reason of the negotiation and execution of this Sub-Sublease, and Sub-Landord shall be responsible for and pay a brokerage commission to CBRE in the amount of $88,771.83 by reason of the negotiation and execution of this Sub-Sublease (said payment due on the Commencement Date).

21. Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sub-Sublease shall be that address set forth below their signatures at the end of this Sub-Sublease. All notices, demands or communications in connection with this Sub-Sublease shall be properly addressed and delivered as follows (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt or refusal to receive, if personally delivered, one (1) business day after being so submitted to an overnight courier service, and three (3) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease, and all notices given to Master Tenant under the Master Sublease shall be considered received only when delivered in accordance with the Master Sublease.

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22. Other Sub-Sublease Terms:

A. Incorporation By Reference. Except as set forth below and except as otherwise provided in this Sub-Sublease or inconsistent with the provisions of this Sub-Sublease the terms and conditions of this Sub-Sublease shall include all of the terms of the Master Sublease and such terms are incorporated into this Sub-Sublease as if fully set forth herein, except that (i) each reference to the “Subleased Premises” under the Master Sublease shall be deemed a reference to the “Sub-Sublease Premises” hereunder; (ii) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of the “Landlord” under the Master Lease, whether or not incorporated herein, the sole obligation of Sub-Sublandlord shall be to request (or request Master Tenant to request) the same in writing from Master Landlord as and when requested to do so by Sub-Subtenant, and to use Sub-Sublandlord’s reasonable efforts (not including the payment of money unless reimbursed by Sub-Subtenant, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord’s performance, (iii) with respect to any obligation of Sub-Subtenant to be performed under this Sub-Sublease, wherever the Master Sublease grants to the “Subtenant” thereunder a specified number of days to perform its obligations under the Master Sublease (including, without limitation, curing any defaults), except as otherwise provided herein, Sub-Subtenant shall have forty eight (48) fewer hours to perform the obligation; (iv) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such approval must be obtained from the Master Landlord, Master Tenant and Sub-Sublandlord, and Sub-Sublandlord’s withholding of approval shall in all events be deemed reasonable if for any reason the approval of Master Landlord or Master Tenant is not obtained; (v) with respect to any approval required to be obtained from the “Sublandlord” under the Master Sublease, such approval must be obtained from the Master Tenant and Sub-Sublandlord, and Sub-Sublandlord’s withholding of approval shall in all events be deemed reasonable if for any reason the approval of Master Tenant is not obtained, (vi) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Sub-Sublease Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sub-Sublandlord, (vii) in any case where the “Subtenant” under the Master Sublease is to indemnify, release or waive claims against the “Landlord” under the Master Lease or the “Sublandlord” under the Master Sublease, such indemnity, release or waiver shall be deemed to run from Sub-Subtenant to each of Master Landlord, Master Tenant and Sub-Sublandlord; (viii) in any case where the “Subtenant” under the Master Sublease is to execute and deliver certain documents or notices to the “Sublandlord” under the Master Sublease, such obligation shall be deemed to run from Sub-Subtenant to both Master Tenant and Sub-Sublandlord; (ix) Sub-Sublandlord shall pay directly to Master Landlord any and all fees charged by said parties and all costs or expenses paid or incurred by said parties to review, consent and/or approve of this Sub-Sublease before or after the Commencement Date; (xi Sub-Subtenant shall pay directly to Master Landlord, to Sublandlord and to Sub-Sublandlord any and all fees charged by said parties and all costs or expenses paid or incurred by the said parties to review, consent and/or approve of any alterations, improvements or changes to the Sub-Sublease Premises, before or after the Commencement Date; (xi) Sub-Subtenant shall not have the right to terminate this Sub-Sublease as to any or all of the Sub-Sublease Premises due to casualty or condemnation unless Sub-Sublandlord has such right under the Master Sublease, (xii) Sub-Sublandlord makes no representations or warranties to Sub-Subtenant except as expressly provided in this Sub-Sublease, and (xiii) the following modifications shall be made to the Master Lease and Master Sublease and are incorporated herein.

1. The following provisions of the Master Lease are excluded from this Sub-Sublease and are not incorporated herein: Section I (Lease Grant), III (Adjustment of Commencement Date; Possession), IV (Rent), VI (Security Deposit), VIII (Leasehold Improvements), XIX (Events of Default), XX.E (Interest Rate), XXV (Holding Over), XXXII (Entire Agreement), XXXI.F (Brokers Commission), Exhibit A-1, A-4, A-5, A-6 and A-7, Exhibit D (Work Letter). Exhibit E.I

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(Renewal Option) and E.III (Right of First Offer), Exhibit F (Parking Agreement), the First Amendment and the Second Amendment;

2. The following provisions of the Master Sublease are excluded from this Sub-Sublease and are not incorporated herein: Paragraphs 2 (Premises), 3 (Term), 4 (Rent), 5 (Letter of Credit), 6 (Late Charge; Interest), 7 (Holdover), 8 (“AS IS” Condition, etc.), 9 (Right to Cure Defaults), 10 (Assignment and Subletting), 11 (Use), 12 (Effect of Conveyance), 13 (Delivery and Acceptance), 14 (Improvements), 15 (Release and Waiver of Subrogation), 16 (Insurance), 17 (Default), 18 (Remedies), 19 (Surrender), 20 (Broker), 21 (Notices), 22 (Other Sublease Terms), 23 (Restoration), 24 (Right to Contest), 25 (Conditions Precedent), 26 (Amendment), 27 (No Drafting Presumption), 28 (Entire Agreement), 29 (Counterparts), 30 (Time), 31 (Attorneys’ Fees), 32 (Sublandlord Representations and Warranties), and 33 (Staircase).

3. Except as otherwise agreed in writing, Sub-Sublandlord shall have no obligation to provide any non-disturbance, subordination and attornment agreement to Sub-Subtenant, nor shall such delivery be a condition to the subordination provided in Section XXVI of the Master Lease, as incorporated herein by reference, or to the subordination in this Paragraph 22; and

4. any right to abate rent provided to Sub-Subtenant through incorporation of the provisions of the Master Lease shall not exceed the rent actually abated under the Master Sublease with respect to the Sub-Sublease Premises and Section XXI (Limitation of Liability) of the Master Lease pertains only to Master Landlord.

23. Assumption of Obligations: This Sub-Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder, and to the Master Sublease and the rights of the Master Tenant thereunder. Sub-Sublandlord represents and warrants that it will during the Term of this Sub-Sublease timely perform each of its obligations under the Master Sublease, unless performance is prevented or materially impaired by the act or omission of Sub-Subtenant. Sub-Subtenant expressly assumes and agrees (A) to comply with all provisions of the Master Lease and Master Sublease, as set forth herein or incorporated herein by reference; and (B) to perform all of the obligations on the part of the “Tenant” to be performed under the Master Lease and all obligations on the part of the “Sub-Subtenant” under the Master Sublease, with respect to the Sub-Sublease Premises during the Term of this Sub-Sublease, as set forth herein or incorporated herein by reference. Except as otherwise agreed in writing by Master Landlord, Master Tenant and/or Sub-Sublandlord, in the event the Master Sublease is terminated for any reason whatsoever, this Sub-Sublease shall terminate simultaneously with such termination without any liability of Sub-Sublandlord to Sub-Subtenant unless such termination of the Master Sublease has resulted from the breach, negligence or willful misconduct of Sub-Sublandlord. In addition, Sub-Subtenant acknowledges that, under the Master Lease, and under the Master Lease as incorporated in the Master Sublease by reference, Master Landlord, Master Tenant and Sub-Sublandlord have certain termination rights. Nothing contained in this Sub-Sublease shall prohibit Master Landlord or Master Tenant or Sub-Sublandlord from exercising any such rights, and neither Master Landlord nor Master Tenant nor Sub-Sublandlord shall have any liability to Sub-Subtenant as a result thereof. Notwithstanding the foregoing, prior to exercising any termination rights under the Master Sublease, Sub-Sublandlord shall first deliver written notice of said intention to Sub-Subtenant, and shall grant Sub-Subtenant the right but not the obligation to pay any required amounts necessary or assume any obligations or liabilities required to keep the Master Sublease in full force and effect. Sub-Subtenant shall have thirty (30) days after receipt of Sub-Sublandlord’s notice to deliver to Sub-Sublandlord a written notice of its election to pay the required amounts or assume the obligations or liabilities required to keep the Master Sublease in full force and effect. If Sub-Subtenant fails to timely deliver to Sub-Sublandlord a written notice of election to pay or assume obligations or liabilities, then Sub-Sublandlord shall have the right but not the obligation to terminate the Master Sublease. The preceding two (2) sentences shall not

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preclude Sub-Sublandlord from exercising any rights it may have under the Master Sublease to terminate the Master Sublease by reason of a casualty or eminent domain proceeding, unless (i) Sub-Sublandlord assigns all of Sub-Sublandlord’s right, title and interest in and to the Master Sublease to Sub-Subtenant, (ii) Sub-Subtenant assumes all obligations of Sub-Sublandlord under the Master Sublease in writing, and (iii) Master Tenant consents to such assignment and assumption and releases Sub-Sublandlord from all liability under the Master Sublease effective from and after the effective date of such assignment. Upon the exercise of any such termination right by Master Landlord or Master Tenant or Sub-Sublandlord, this Sub-Sublease shall terminate without any liability to Master Landlord or Master Tenant or Sub-Subtenant. In the event of a conflict between the provisions of this Sub-Sublease and the provisions of the Master Lease incorporated herein, the express provisions of this Sub-Sublease shall control.

24. Restoration. Sub-Subtenant shall be responsible for the removal of all of its own furniture, fixtures and equipment (not including Sub-Sublandlord’s FF&E) from the Sub-Sublease Premises (and the repair or any damage caused by such removal) required by Master Landlord or Master Tenant at the end of the Term hereof if and to the extent such removal and repair is required pursuant to the terms of the Master Lease, such obligations of Sub-Subtenant to survive the expiration or sooner termination of this Sub-Sublease.

25. Right to Contest: If Sub-Sublandlord does not have the right to contest any matter in the Master Sublease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Sublease in this Sub-Sublease, Sub-Subtenant shall also not have the right to contest any such matter.

26. Condition Precedent: Notwithstanding anything to the contrary in this Sub-Sublease, the effectiveness of this Sub-Sublease and Sub-Sublandlord’s and Sub-Subtenant’s obligation to perform any of the terms and conditions of this Sub-Sublease are conditioned upon receipt by Sub-Sublandlord and Sub-Subtenant of the written consent of Master Landlord and Master Tenant to this Sub-Sublease on terms reasonably satisfactory to Sub-Sublandlord and Sub-Subtenant. If this condition is not fully satisfied or waived in writing by the party entitled to satisfaction thereof within thirty (30) calendar days following execution of this Sub-Sublease, this Sublease will terminate, expire and have no further force or effect, all funds, documents, confidential information and financial instruments delivered by one party to the other shall immediately be returned to the delivering party, and neither Sub-Sublandlord or Sub-Subtenant shall have any further obligation or liability one to the other.

27. Amendment: This Sub-Sublease may not be amended except by the written agreement of Sub-Sublandlord and Sub-Subtenant.

28. No Drafting Presumption: The parties acknowledge that this Sub-Sublease has been agreed to by both parties, that both Sub-Sublandlord and Sub-Subtenant have consulted with attorneys with respect to the terms of this Sub-Sublease, and that no presumption shall be created against Sub-Sublandlord because Sub-Sublandlord initially drafted this Sub-Sublease.

29. Entire Agreement: This Sub-Sublease constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no binding agreements or representations between the parties except as expressed herein. No subsequent change or addition to this Sub-Sublease shall be binding unless in writing and signed by the parties hereto.

30. Counterparts: This Sub-Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sub-Sublease physically to form one (1) document.

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31. Time: Time is of the essence of this Sub-Sublease.

32. Attorneys’ Fees: If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Sub-Sublease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees, costs and expenses of suit.

33. Sub-Sublandlord Representations and Warranties: Sub-Sublandlord represents and warrants to Sub-Subtenant as follows: (A) Sub-Sublandlord has delivered to Sub-Subtenant true and correct copies of the Master Lease and the Master Sublease (which may have been redacted to eliminate certain economic provisions which have no bearing upon this Sub-Sublease), (B) to Sub-Sublandlord’s current, actual knowledge, the Master Sublease is in full force and effect and no “material default” (as such term is used in Paragraph 17 of the Master Sublease) exists thereunder; (C) without first receiving the prior written consent of Sub-Subtenant (which will not be unreasonably withheld), Sub-Sublandlord will not amend, modify or change the Master Lease or the Master Sublease in any manner that could cause a material adverse impact upon Sub-Subtenant; (D) to the best of Sub-Sublandlord’s actual knowledge, Sub-Sublandlord has paid to Master Tenant all amounts due and owing under the Master Sublease and no amounts are overdue; and (E) Sub-Subtenant shall not be liable for payment to Master Landlord, Master Tenant or Sub-Sublandlord for any Rent, Additional Rent or other amounts for any reason attributable to any period prior to the Commencement Date of the Term of this Sub-Sublease.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Sub-Sublease as of the day and year first above written.

SUB-SUBLANDLORD:	SUB-SUBTENANT:

SEDGWICK, DETERT, MORAN & ARNOLD, LLP, a California limited liability partnership	RPX CORPORATION, a California corporation,

By:	/s/ Michael F. Healy		By:	/s/ Geoffrey T. Barker
	Name:	Michael F. Healy		Name:	Geoffrey T. Barker
	Title:	Partner		Title:	Co-CEO

Address:	Address:

With Respect to Invoices and Related Correspondence:	Prior to the Commencement Date:

Sedgwick, Detert, Moran & Arnold, LLP	RPX Corporation
One Market Plaza, Steuart Tower, Suite 800	Three Embarcadero Center, Suite 2310
San Francisco, California 94105	San Francisco, California 94111
Attention: Chief Financial Officer	Attn: Geoff Barker

With a copy to:

From and After the Commencement Date:
Sedgwick, Detert, Moran & Arnold, LLP
Three Gateway Center, 12th Floor
Newark, New Jersey 07102
Attention: Chair

All other Notices:

Sedgwick, Detert, Moran & Arnold, LLP	RPX Corporation
One Market Plaza, Steuart Tower, Suite 800	One Market Plaza, Steuart Tower, Suite 700
San Francisco, California 94105	San Francisco, California 94105
Attention: Office Managing Partner	Attn: Geoff Barker

With a copy to:

Sedgwick, Detert, Moran & Arnold, LLP
Three Gateway Center, 12th Floor
Newark, New Jersey 07102
Attention: Chair